UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                     CURRENT REPORT

           Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):
                     April 13, 1999

                   TOROTEL, INC.
(Exact name of registrant as specified in its charter)

                      Missouri
(State or other jurisdiction of incorporation)

       1-8125                         44-0610086
(Commission File Number)  (IRS Employer Identification No.)



   13402 South 71 Highway, Grandview, Missouri   64030

(Address of principal executive of offices)    (Zip Code)


      Registrant's telephone number, including area code
                  (816) 761-6314

                           N/A
   (Former name or former address, if changed since
                    last report)




























Item 5.   Other Events.


On April 13, 1999, OPT Industries, Inc., a wholly-owned subsidiary of Torotel, Inc., provided official notice, pursuant to federal law, to the union representing its production employees that the subsidiary had made the decision to sell its assets to a third party. In the notice, Torotel stated that the sale and resulting closing of the subsidiary would occur no earlier than April 19, 1999, and no later than April 23, 1999. The terms of the sale have yet to be finalized.

In addition, Torotel has received a notice of default from its primary lender, Phillipsburg National Bank & Trust
Company, with respect to the Company's line of credit.



Item 7.   Financial Statements and Exhibits.

 (c)  Exhibits.

       Exhibit                 Description

          I        News Release dated April 13, 1999






































SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   TOROTEL, INC.




Date:  April 13, 1999              By:  /s/ H. James Serrone
                                            H. James Serrone
                                            Vice President
                                             of Finance and
                                            Chief Financial
                                             Officer










































EXHIBIT INDEX


Exhibit          Description

   I      News Release dated April 13, 1999




Exhibit I



NEWS RELEASE



FOR IMMEDIATE RELEASE
TUESDAY, April 13, 1999



TOROTEL ISSUES NOTICE CONCERNING

CLOSE OF OPT INDUSTRIES


KANSAS CITY, MO, APRIL 13 - Torotel, Inc. (OTC:TTLO) announced that its wholly owned subsidiary, OPT Industries, Inc. today provided official notice, pursuant to federal law, to the union representing its production employees that the subsidiary had made the decision to sell its assets to a third party. In the notice, Torotel stated that the sale and resulting closing of the subsidiary would occur no earlier than April 19, 1999, and no later than April 23, 1999. The terms of the sale have yet to be finalized.

Torotel also announced it received a notice of default from its primary lender, Phillipsburg National Bank & Trust, with respect to the Company's line of credit.

Torotel, through OPT, specializes in the custom design and manufacture of high power, switching power supplies and a broad line of magnetic components. Torotel through a second subsidiary - Torotel Products, Inc. - also specializes in the custom design and manufacture of precision magnetic components, consisting of transformers, inductors, reactors, chokes and toroidal coils. These components modify and control electrical voltages and currents in electronic devices.